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                                                                   EXHIBIT 99.B5
                          INVESTMENT ADVISORY AGREEMENT

     INTEGRATED FINANCIAL SERVICES, INC., a registered investment adviser (the "Adviser"), and DREHER & ASSOCIATES, INC., a registered broker-dealer ("Dreher"), each a corporation organized under the laws of the State of Illinois and having its principal office and place of business in Oakbrook Terrace, Illinois (the "Adviser"), and UNIVERSAL CAPITAL INVESTMENT TRUST, a Massachusetts business trust registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act") and having its principal office and place of business in Oakbrook Terrace, Illinois (the "Trust"), hereby agree as follows:

     1.   APPOINTMENT OF ADVISER.

     (a) Initial Fund. The Trust appoints the Adviser to act as manager and investment adviser to Universal Capital Growth Fund (the "Fund"), a series of the Trust, for the period and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

     (b) Additional Funds. If the Trust establishes one or more series of shares other than the Fund with respect to which it wishes to retain the Adviser to render management and investment advisory services hereunder, it shall notify the Adviser in writing, indicating the advisory fee which will be payable with respect to the additional series of shares. If the Adviser is willing to render such services, it shall notify the Trust in writing, whereupon such series of shares shall become a Fund hereunder.

     2.   DUTIES OF ADVISER.

     The Adviser, at its own expense, shall furnish the following services and facilities to the Trust:

     (a) Investment Program. The Adviser will (i) furnish continuously an investment program of the Fund, (ii) determine (subject to the overall supervision and review of the Board of Trustees of the Trust (the "Trustees")) what investments shall be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund shall be held uninvested, and
(iii) make changes on behalf of the Trust in the investments of the Fund. The Adviser will also manage, supervise and conduct the other affairs and business of the Trust and the Fund and matters incidental thereto, subject always to the control of the Trustees and to the provisions of the Declaration of Trust and Bylaws and the 1940 Act.

     (b) Office Space and Facilities. The Adviser shall furnish the Trust office space in the offices of the Adviser, or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities, and telephone service for managing the affairs and investments of the Trust. These services are exclusive of the necessary services and records of any dividend disbursing agent, transfer agent, registrar, custodian or fund accounting agent.


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     (c)  Personnel.  The Adviser shall provide all necessary executive and clerical personnel for administering the affairs of the Trust and shall compensate the Trustees and all personnel and officers of the Trust if such persons are also employees of the Adviser or its affiliates, except as provided in Paragraph 3(g) hereof.

     (d) Portfolio Transactions. The Adviser shall place all orders for the purchase and sale of portfolio securities for the account of the Fund with brokers or dealers selected by the Adviser, although the Fund will pay the actual brokerage commissions on portfolio transactions in accordance with Paragraph 3(d). In executing portfolio transactions and selecting brokers or dealers, the Adviser will use its best efforts to seek on behalf of the Trust or the Fund the best overall terms available for any transaction. The Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis).

          To the extent contemplated by the Trust's registration statement under the 1933 Act, in evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc. and subject to seeking the most favorable combination of net price and execution available, the Adviser may consider sales of shares of a Fund as a factor in the selection of broker-dealers to execute portfolio transactions for the Fund. The Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

          The Adviser (or an affiliate of the Adviser) may act as broker for Trust in connection with the purchase or sale of securities by or to Trust if and to the extent permitted by procedures adopted from time to time by the Trustees. Such brokerage services are not within the scope of the duties of the Adviser under this agreement, and, within the limits permitted by law and the Trustees, the Adviser (or an affiliate of the Adviser) may receive brokerage commissions, fees or other remuneration from Trust for such services in addition to its fee for services as Adviser.

     (e) Other Services. Within the limits permitted by law, the Adviser may receive compensation from the Trust for other services performed by it for the Trust which are not within the scope of the duties of the Adviser under this agreement.


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     3.   ALLOCATION OF EXPENSES.

     Except for the services and facilities to be provided by the Adviser as set forth in Paragraph 2 above, the Trust assumes and shall pay all expenses for all other Trust operations and activities and shall reimburse the Adviser for any such expenses incurred by the Adviser. The expenses to be borne by the Trust shall include, without limitation:

     (a) the charges and expenses of any registrar, stock transfer or dividend disbursing agent, custodian or depository appointed by the Trust for the safekeeping of its cash, portfolio securities and other property or agent performing fund accounting services;

     (b) payments under the Trust's distribution plan or plans adopted pursuant to rule 12b-1 under the 1940 Act;

     (c)  the charges and expenses of independent auditors;

     (d) brokerage commissions and any other costs incurred for transactions in the portfolio securities of the Trust;

     (e) all taxes, including issuance and transfer taxes, and corporate fees payable by the Trust to Federal, state or other governmental agencies;

     (f) the cost of stock certificates (if any) representing shares of the Trust;

     (g) expenses involved in registering and maintaining registrations of the Trust and of its shares with the Securities and Exchange Commission and various states and other jurisdictions, including reimbursements of actual expenses incurred by the Adviser in performing such functions for the Trust and including compensation of employees of the Adviser in proportion to the time spent on such matters;

     (h) all expenses of shareholders' and Trustees' meetings, including meetings of committees and of preparing, printing and mailing proxy statements, quarterly reports, semi-annual reports, annual reports and other communications to shareholders (but not expenses of printing and mailing any such documents used for promotional purposes);

     (i) all expenses of preparing and setting in type prospectuses, and expenses of printing and mailing the same to shareholders (but not expenses of printing and mailing of prospectuses and literature used for promotional purposes);

     (j) compensation and travel expenses of Trustees who are not "interested persons" within the meaning of the 1940 Act;

     (k) the expense of furnishing, or causing to be furnished, to each shareholder a statement of the shareholder's account, including the expense of mailing;


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     (l)  charges and expenses of legal counsel in connection with matters relating to the Trust, including, without limitation, legal services rendered in connection with the Trust's corporate and financial structure and relations with its shareholders, issuance of Trust shares and registration and qualification of securities under Federal, state and other laws;

     (m) the expenses of attendance at professional meetings of organizations such as the Investment Company Institute by the Trustees and officers of the Trust, and the membership or association dues of such organizations;

     (n) the cost and expense of maintaining the books and records of the Trust, including general ledger accounting;

     (o) the expense of obtaining and maintaining insurance including a fidelity bond as required by Section 17(g) of the 1940 Act;

     (p)  interest payable on Trust borrowings; and

     (q)  postage.

     4.   ADVISORY FEE.

     (a) For the services and facilities to be provided to the Fund by the Adviser as provided in Paragraph 2 hereof, the Trust shall pay the Adviser a monthly fee with respect to the Fund as soon as practical after the last day of each calendar month, which fee shall be paid at the rate set forth below based upon the Monthly Average Net Assets (as defined in subparagraph (c) below) of the Fund for such calendar month:

                              ADVISORY FEE SCHEDULE

               Monthly Average                         Monthly
               Net Assets                              Fee Rate

               Up to and including
               $250 million                            1/12 of 1.00%

               Over $250 million                       1/12 of .75%

     (b) In the case of termination of this Agreement during any calendar month, the fee for that month shall be reduced proportionately based upon the number of calendar days during which it is in effect and the fee shall be computed upon the average net assets of the Fund for the business days during which it is so in effect.

     (c) The "Monthly Average Net Assets" of the Fund for any calendar month shall be equal to the quotient produced by dividing (i) the sum of the net assets of the Fund, determined in accordance with procedures established from time to time by or under the direction of the Trustees in accordance with the Agreement and Declaration of


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Trust of the Trust, as of the close of business on each day during such month that the Fund was open for business, by (ii) the number of such days.

     5.   EXPENSE LIMITATION.

     The Adviser agrees that for any fiscal year of the Trust during which the total of all expenses of the Fund (including investment advisory fees under this agreement, but excluding interest, portfolio brikerage commissions and expenses, taxes and extraordinary items) exceeds the lowest expense limitation imposed in any state in which the Fund is then making sales of its shares or in which its shares are then qualified for sale, the Adviser will reimburse the Fund for such expenses not otherwise excluded from reimbursement by this Paragraph 5 to the extent that they exceed such expense limitation.

     In consideration for the Trust's appointment of Dreher as distributor of the shares of beneficial interest of the Trust pursuant to a separate agreement, Dreher hereby guarantees the performance by the Adviser of its obligations pursuant to this paragraph 5.

     6.   TRUST TRANSACTIONS.

     The Adviser agrees that neither it nor any of its officers or directors will take any long or short position in the shares of the Trust; provided, however, that such prohibition:

     (a) shall not prevent the Adviser from purchasing shares of the Trust if orders to purchase such shares are placed upon the receipt by the Adviser of purchase orders for such shares and are not in excess of such purchase orders received by the Adviser; and

     (b) shall not prevent the purchase of shares of the Trust by any of the persons above described for their account and for investment.

     7.   RELATIONS WITH TRUST.

     Subject to and in accordance with the Agreement and Declaration of Trust and Bylaws of the Trust and the Articles of Incorporation and Bylaws of the Adviser, respectively, it is understood that the Trustees, officers, agents and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, officers, or otherwise, that directors, officers, agents and shareholders of the Adviser are or may be interested in the Trust as Trustees, officers, shareholders or otherwise, and that the effect of any such adverse interests shall be governed by the Agreement and Declaration of Trust, Articles of Incorporation and Bylaws.

     8.   LIABILITY OF ADVISER AND OFFICERS AND
          TRUSTEES OF THE TRUST.

     No provision of this Agreement shall be deemed to protect the Adviser against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its


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duties or the reckless disregard of its obligations and duties under this
Agreement. Nor shall any provision hereof be deemed to protect any Trustee or officer of the Trust against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith, gross negligence or reckless disregard of his obligations and duties. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or itherwise the remainder of this Agreement shall not be affected thereby.

     9.   DURATION AND TERMINATION OF THIS AGREEMENT.

     (a) Duration. This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effect until January 13, 1993 and shall continue in full force and effect for successive periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Trustees or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of the Fund, and
(ii) in either event by the vote of a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

          Any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of the Fund shall be effective to continue this Agreement notwithstanding that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise.

     (b) Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Trustees or by vote of a majority of the outstanding shares (as defined in the 1940 Act) of the Fund, or by the Adviser on sixty (60) days' written notice to the other party.

     (c) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment.

     10.  SERVICES NOT EXCLUSIVE.

     The services of the Adviser to the Trust hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

     11.  LIMITATION OF LIABILITY.

     The obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but shall bind only the assets and property of the Trust as provided in the Agreement and Declaration of Trust of the Trust. The execution and delivery of this Agreement have



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been authorized by the Trustees and shareholders of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in its Declaration of Trust.

     IN WITNESS WHEREOF, this Investment Advisory Agreement has been executed for the Adviser, Dreher and the Trust by their duly authorized officers, as of the 14th day of January, 1991.

                                        INTEGRATED FINANCIAL SERVICES, INC.


                                        By: /s/ James A. Dreher
                                            ---------------------------------
                                            James A. Dreher, President



                                        DREHER & ASSOCIATES, INC.


                                        By: /s/ James A. Dreher
                                            ---------------------------------
                                             James A. Dreher, President



                                        UNIVERSAL CAPITAL INVESTMENT TRUST


                                        By: /s/ Nicholas J. Biscan
                                           ----------------------------------
                                             Nicholas J. Biscan, President



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